Exhibit 99.1

Contact:

Investor Relations

The Blueshirt Group

Todd Friedman

Stacie Bosinoff

415-217-7722

spsc@blueshirtgroup.com

Media Relations

Kay Rindels

SPS Commerce

866-245-8100

krindels@spscommerce.com

SPS Commerce Announces Pricing of Public Offering of Common Stock

MINNEAPOLIS, MN — September 6, 2012 — SPS Commerce (NASDAQ: SPSC), a leading provider of on-demand supply chain management solutions, announced today the pricing of its previously announced underwritten public offering. SPS Commerce is offering 1,600,000 shares of its common stock at $33.50 per share to the public. In connection with the offering, SPS Commerce has also granted to the underwriters a 30-day option to purchase up to 240,000 additional shares of common stock from SPS Commerce to cover any over-allotments.

Net proceeds from the offering are expected to be used to repay outstanding indebtedness under the Company’s line of credit and for working capital and general corporate purposes, including potential acquisitions. The offering is expected to settle and close on September 11, 2012, subject to customary closing conditions.

Stifel Nicolaus Weisel is acting as sole book-running manager in the offering, William Blair, JMP Securities and Needham & Company, LLC are acting as lead managers, and Canaccord Genuity, Craig-Hallum Capital Group and Northland Capital Markets are acting as co-managers.

The offering is being conducted pursuant to an effective shelf registration statement on file with the Securities and Exchange Commission. A prospectus supplement relating to the offering will be filed with the Securities and Exchange Commission. When available, copies of the prospectus supplement and the accompanying base prospectus relating to the offering may be obtained from Stifel Nicolaus Weisel at One Montgomery Street, Suite 3700, San Francisco, CA 94104, or by calling (415) 364-2720.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities of SPS Commerce, and there shall not be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About SPS Commerce

SPS Commerce (NASDAQ: SPSC) is a leading provider of on-demand supply chain management solutions and the Retail Universe community, providing integration, collaboration, connectivity, visibility and data analytics to thousands of customers worldwide. The Company provides solutions through SPSCommerce.net, a hosted software suite that improves the way suppliers, retailers, distributors and other customers manage and fulfill orders. SPSCommerce.net uses pre-built integrations to eliminate the need for on-premise software and support staff, which enables our supplier customers to shorten supply cycle times, optimize inventory levels, reduce costs and satisfy retailer requirements.

Forward-Looking Information

This release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s expectations regarding the completion and anticipated use of proceeds of the public offering. These statements are based on management’s current expectations and accordingly are subject to uncertainty and changes in circumstances. Actual results and the timing of events may vary materially from those expressed or implied by such forward-looking statements due to various important factors, including, without limitation, risks and uncertainties related to the Company’s business and the satisfaction of the conditions of the closing of the public offering. More detailed information about those factors is set forth in the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. The Company is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Northland Capital Markets is the trade name for certain capital markets and investment banking services of Northland Securities, Inc., member FINRA/SIPC.